Exhibit 10.1

TENTH AMENDMENT

TO NOTE PURCHASE AND GUARANTEE AGREEMENT

This Tenth Amendment to Note Purchase and Guarantee Agreement (this “Tenth Amendment”), dated as of December 18, 2017 (the “Tenth Amendment Effective Date”), is made by and among CHICAGO BRIDGE & IRON COMPANY (DELAWARE), a Delaware corporation (the “Company”), CHICAGO BRIDGE & IRON COMPANY N.V., a corporation incorporated under the laws of The Netherlands (the “Parent Guarantor” and, together with the Company, the “Obligors”), each of the Subsidiary Guarantors set forth on the signature pages to this Amendment and each of the holders of the Notes (as defined below) set forth on the signature pages to this Amendment (collectively, the “Noteholders”).

RECITALS:

A. The Obligors and each of the Noteholders have heretofore entered into the Note Purchase and Guarantee Agreement dated as of December 27, 2012 (as amended from time to time prior to the date hereof, the “Existing Note Purchase Agreement” and as amended by this Amendment and as may be further amended, amended and restated, supplemented or otherwise modified, the “Note Purchase Agreement”), pursuant to which the Company issued (i) U.S. $150,000,000 aggregate principal amount of its 4.15% Senior Notes, Series A, due December 27, 2017 (as amended prior to the date hereof, the “Existing Series A Notes” and as amended and restated pursuant to this Amendment and as may be further amended, amended and restated, supplemented or otherwise modified, the “Series A Notes”), (ii) U.S. $225,000,000 aggregate principal amount of its 4.57% Senior Notes, Series B, due December 27, 2019, (iii) U.S. $275,000,000 aggregate principal amount of its 5.15% Senior Notes, Series C, due December 27, 2022 and (iv) U.S. $150,000,000 aggregate principal amount of its 5.30% Senior Notes, Series D, due December 27, 2024 (collectively, as amended from time to time prior to the date hereof, the “Existing Notes”).

B. In order to facilitate consummation of the Hydra Transaction (defined below), the Obligors have requested certain amendments to and waivers of certain provisions in the Existing Note Purchase Agreement, the Existing Series A Notes and the Subsidiary Guarantee (as in effect prior to the date hereof, the “Existing Subsidiary Guarantee” and as amended by this Amendment and as may be further amended, amended and restated, supplemented or otherwise modified, the “Subsidiary Guarantee”) (the “Hydra Amendments and Waivers”).

C. All holders of Notes are willing to agree to the Hydra Amendments and Waivers pursuant to the terms and conditions set forth herein.

D. All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, the Obligors and the Noteholders signatory hereto, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1. NEW AND AMENDED DEFINITIONS.

Section 1.1 Existing Defined Terms. All capitalized terms used and not defined herein have the respective meanings attributable thereto in the Note Purchase Agreement.

Section 1.2 New Defined Terms. The following defined terms are hereby added to Schedule B to the Existing Note Purchase Agreement in the appropriate alphabetical order:

“Bankruptcy Event” means the occurrence of an Event of Default under any of Sections 11(h), (i) or (j) with respect to either Obligor (other than an Event of Default described in clause (i) of Section 11(h) or described in clause (vi) of Section 11(h) by virtue of the fact that such clause encompasses clause (i) of Section 11(h)).

“Beaumont Facility” means the real and personal property more particularly described as the “Property” and the 74.091 acre tract identified as Tract No. 1 in that certain Special Warranty Deed, dated effective August 3, 2007, from Trinity Industries, Inc., as Grantor thereunder, to 850 Pine Street, Inc., as Grantee thereunder, recorded as Instrument Number 2007030857 in the Official Public Records of Jefferson County, Texas.

“Business Combination Agreement” means the Business Combination Agreement among the Parent Guarantor and certain of its Affiliates and Moon (as such term is defined in the Business Combination Agreement) and certain of its Affiliates, dated (and as in effect on) the date hereof.

“Continuing Bilateral LOC Credit Facilities” means those Bilateral LOC Credit Facilities (as defined in the Intercreditor Agreement) which, either as evidenced by a confirmatory letter delivered by the relevant Bilateral Bank (as defined in the Intercreditor Agreement) on or prior to the Tenth Amendment Effective Date, or as set forth in Annex 6 hereto, will remain available following completion of the Hydra Transaction.

“Covenant Relief Period” means the period commencing on and including the Tenth Amendment Effective Date and ending on the Hydra Termination Date.

“German Security Agreement” means each of the Security Documents expressed to be governed by the laws of Germany covering any Note Party’s present and future Collateral located in, or subject to the laws of, Germany.

“Hydra Commitment Letter” means the debt commitment letter and related agreements in respect of bridge and takeout facilities, a revolving credit facility and a letter of credit facility, dated (and as in effect on) the date hereof, executed by Barclays Bank plc, Crédit Agricole Corporate and Investment Bank and Goldman Sachs Bank USA committing such signatories, subject to the terms and conditions set forth therein, to provide financing necessary to consummate the Hydra Transaction and to provide funding required for the continued operation of all the entities that will be affiliated after consummation of the Hydra Transaction.

“Hydra Outside Date” means the later of (i) June 18, 2018 or (ii) such later date (if any) to which the Obligors and the Required Holders consent in writing.

“Hydra Termination Date” means either (i) the date on which the Required Holders give written notice to the Obligors that a Hydra Termination Event has occurred and they are terminating the Covenant Relief Period or (ii) the occurrence of a Bankruptcy Event.

“Hydra Termination Event” means the occurrence of any one or more of the following without the prior written consent of the Required Holders:

(a) the Hydra Outside Date;

(b) (i) the termination of either Hydra Transaction Document or (ii) a Material Amendment is made to either Hydra Transaction Document;

(c) the occurrence of an Event of Default;

(d) (i) the joint proxy statement/prospectus relating to the Comet Shareholders Meeting and the Moon Stockholders Meeting (as each such term is defined in the Business Combination Agreement) shall not have been filed with the SEC on or before February 15, 2018, (ii) a solicitation/recommendation statement on Schedule 14D-9 in respect of the prospective Hydra Transaction shall not have been filed with the SEC within 10 Business Days after the commencement of the Exchange Offer (as such term is defined in the Business Combination Agreement), (iii) all notices required to call the Comet Shareholders Meeting shall not have been sent on or before May 18, 2018 or (iv) the Comet Shareholders Meeting or the Moon Stockholders Meeting, including any reconvened Comet Shareholders Meeting or Moon Stockholders Meeting pursuant to the Business Combination Agreement, shall have concluded and the Comet Shareholder Approval or Moon Shareholder Approval (as each such term is defined in the Business Combination Agreement), as applicable, shall not have been obtained (provided that no Hydra Termination Event under this clause (iv) shall occur until seven days after the date of the relevant Comet Shareholders Meeting or Moon Stockholders Meeting in respect of the prospective Hydra Transaction); or

(e) there is a Comet Change in Recommendation (as such term is defined in the Business Combination Agreement).

“Hydra Transaction” means, collectively, all of the transactions contemplated by the Business Combination Agreement.

“Hydra Transaction Closing” means the closing of the Hydra Transaction.

“Hydra Transaction Document” means, collectively, (a) the Business Combination Agreement and (b) the Hydra Commitment Letter.

“LC Facility” has the meaning specified in the Hydra Commitment Letter.

“Material Amendment” means

(a) in the case of the Business Combination Agreement, any amendment thereto that materially and adversely impacts the holders of the Notes, entered into without the prior written consent of the Required Holders, including but not limited to

(i) an amendment to increase or decrease the Exchange Offer Ratio (as defined in the Business Combination Agreement) by more than 10%,

(ii) including new or additional, or otherwise expanding or modifying, any conditions to the Hydra Transaction Closing, provided that this clause (ii) does not apply to any waiver or removal of any such condition, or

(iii) any amendment that is reasonably likely to prevent or delay or impair the ability of the Company or Moon to consummate the Hydra Transaction Closing on or before the Hydra Outside Date or any extension of the Termination Date (as such term is defined in the Business Combination Agreement) or any amendment of Article 9 of the Business Combination Agreement that would result de facto in an extension of the Termination Date; and

(b) in the case of the Hydra Commitment Letter and/or any Continuing Bilateral LOC Facility, any amendment thereto that materially and adversely impacts the holders of Notes, entered into without the prior written consent of the Required Holders, including but not limited to

(i) after accounting for any assumption or replacement of such obligations by another lender, bookrunner, underwriter, arranger or similar entity within 10 days thereafter, any one or more reductions in the commitments under the Revolving Facility, the LC Facility, the Term C Facility and/or availability under the Continuing Bilateral LOC Credit Facilities that aggregate $75,000,000 or more,

(ii) after accounting for any assumption or replacement of such commitments by another lender, bookrunner, underwriter, arranger or similar entity within 10 days thereafter, any one or more reductions in the commitments under either or both of the Term B Facility and the Bridge Facilities (as each such term is defined in the Hydra Commitment Letter) that aggregate $50,000,000 or more,

(iii) after accounting for any assumption or replacement of such obligations by another lender, bookrunner, underwriter, arranger or similar entity within 10 days thereafter, any one or more reductions in the commitments under the Facilities (as defined in the Hydra Commitment Letter) and/or availability under the Continuing Bilateral LOC Credit Facilities that aggregate more than $100,000,000,

(iv) any change to the use of funds to be advanced under any of the Term B Facility or the Bridge Facilities (as defined in the Hydra Commitment Letter) or any limitation on the use of proceeds of the Takeout Debt (as defined in the Hydra Commitment Letter) for the same purposes as the Bridge Facilities,

(v) including new or additional, or otherwise expanding or modifying, any conditions to funding the financing provided for in the Hydra Commitment Letter, provided that this clause (v) does not apply to any waiver or removal of any such condition, or

(vi) any amendment that is reasonably likely to prevent or delay or impair the ability of the Company or Moon to consummate the Hydra Transaction Closing on or before the Hydra Outside Date.

“Moon” has the meaning set forth in the Business Combination Agreement.

“Noteholder Advisors” means the Financial Advisor and counsel to the holders of the Notes.

“Payment Date” means the date of payment in full of all amounts owing in respect of the Notes or under this Agreement.

“Revolving Facility” has the meaning specified in the Hydra Commitment Letter.

“Series A-1 Extension Fee” means a fee, paid in cash, in respect of each Series A-1 Note, in an amount equal to 1% (100 basis points) of the outstanding principal amount of such Series A-1 Note on the date of the Hydra Transaction Closing.

“Series A-1 Note” means a Note in the form of Annex 1 to the Tenth Amendment.

“Series A-2 Extension Fee Note” means a Note in the form of Annex 3 to the Tenth Amendment.

“Series A-2 Note” means a Note in the form of Annex 2 to the Tenth Amendment.

“Tenth Amendment” means the Tenth Amendment to Note Purchase and Guarantee Agreement, dated as of December 18, 2017, to which the Obligors and the holders of Notes are parties.

“Tenth Amendment Effective Date” has the meaning set forth in the Tenth Amendment.

“Term C Facility” has the meaning specified in the Hydra Commitment Letter.

Section 1.3 Amended Defined Terms.

(a) For purposes of Section 9.12(b) (Payment of Certain Fees – Leverage Ratio) of the Existing Note Purchase Agreement, the Leverage Ratio shall be calculated using EBITDA, as such term is defined below:

“EBITDA” means, for any period, on a consolidated basis for the Parent Guarantor and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with GAAP, of (i) EBIT plus

(ii) depreciation expense to the extent deducted in computing Consolidated Net Income, plus (iii) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Consolidated Net Income, plus (iv) non-cash compensation expenses for management or employees to the extent deducted in computing Consolidated Net Income, plus (v) to the extent not already included in Consolidated Net Income, dividends and distributions actually received in cash during such period from Persons that are not Subsidiaries of the Parent Guarantor, plus (vi) retention bonuses paid to officers, directors and employees of the Parent Guarantor and its Subsidiaries in connection with the Transaction not to exceed $25,000,000, plus (vii) any charges, fees and expenses incurred in connection with the Transaction, the transactions related thereto, and any related issuance of Indebtedness or equity, whether or not successful, plus (viii) charges, expenses and losses incurred in connection with restructuring and integration activities in connection with the Transaction, including in connection with closures of certain facilities and termination of leases, plus (ix) expenses incurred in connection with the Shaw Acquisition and relating to termination and severance as to, or relocation of, officers, directors and employees not exceeding $110,000,000, and plus (x) equity earnings booked or recognized by the Parent Guarantor or any of its Subsidiaries from Eligible Joint Ventures not to exceed 15% of EBITDA of the Parent Guarantor pursuant to clauses (i) through (ix) of this definition for such period.

(b) The following defined term set forth in Schedule B to the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Event of Default” is defined in Section 11 and shall also include the occurrence of a Hydra Termination Event.

SECTION 2. WAIVERS AND AMENDMENTS

Section 2.1 Covenant Waivers.

(a) Financial Covenants. Sections 10.7(a) and (b) (Leverage Ratios, Capital Markets Indebtedness) and 10.9 (Fixed Charge Coverage Ratio) of the Existing Note Purchase Agreement shall not apply during the Covenant Relief Period; provided that (i) unless all amounts owing in respect of the Notes have been paid on or prior to the Hydra Termination Date, upon the occurrence of such date, the foregoing sections shall be deemed to have applied at all times during such period and shall apply on and after the Hydra Termination Date, (ii) any Event of Default which would exist on any date during such period as a result of a breach of such sections shall be deemed to exist, (iii) the holders of the Notes shall be deemed to have all remedies available to them during the existence of an Event of Default and (iv) if the Payment Date occurs on the Hydra Termination Date, no such Event of Default shall be deemed to exist (the foregoing clauses (i) to (iv), inclusive, being referred to as the “Waiver Proviso”). Notwithstanding the foregoing, during the Covenant Relief Period, the Company shall deliver the certificate of a Senior Financial Officer referred to in Section 7.2 of the Existing Note Purchase Agreement as if the covenants referred to in the preceding sentence applied during the Covenant Relief Period.

(b) Auditor’s Opinion. The requirement in Section 7.1(b) of the Existing Note Purchase Agreement that the auditor’s opinion to be delivered to the Noteholders in respect of the Parent Guarantor’s annual financial statements for its fiscal year ended December 31, 2017 not contain a “going concern” or similar qualification or exception is hereby permanently waived.

(c) Cash Flow Variance Reports. The obligation of the Obligors to deliver to the Noteholders the variance reports referred to in Section 7.1(k)(ii) of the Existing Note Purchase Agreement in respect of the weeks ended December 22, 2017 and December 29, 2017 by no later than the Wednesday following each such week is hereby postponed until January 8, 2018.

(d) August 9, 2017 Letter. Sections 1(d) and 1(e), under the heading “Technology Business Information,” set forth in the letter to the Obligors from counsel to the holders of the Notes, dated August 9, 2017, shall not apply during the Covenant Relief Period, subject to the Waiver Proviso.

(e) Sale of Assets Covenant – Tech Business Sale. Section 10.3(b) of the Existing Note Purchase Agreement shall not apply during the Covenant Relief Period, subject to the Waiver Proviso.

(f) Tech Business Sale; Payment of Amendment Remuneration. Section 10.3(a)(7) shall not apply during the Covenant Relief Period and Section 18.2(b) of the Existing Note Purchase Agreement shall not apply to remuneration payable to the holders of Series A Notes pursuant to this Amendment.

Section 2.2 Covenant Amendments.

(a) Section 7.1(q) (Hydra Transaction Updates). A new Section 7.1(q) (Hydra Transaction Updates) is hereby added to the Existing Note Purchase Agreement to read in its entirety as follows:

(q) Hydra Transaction Updates.

(i) On each Wednesday during the Covenant Relief Period, the Company shall host an update telephone call for the Noteholder Advisors during which the Company shall (A) report to the Noteholder Advisors the occurrence of any developments which are material to the consummation of the Hydra Transaction Closing on or before June 18, 2018 (a “Material Development,” which term shall include, without limitation, material developments affecting progress towards obtaining any required regulatory and shareholder approvals, completing financing documentation, and satisfying all conditions to closing under the Business Combination Agreement), including an update on previously reported Material Developments and (B) discuss a timeline for completion of all material matters required in order to consummate the Hydra Transaction Closing; and

(ii) within 3 Business Days after any reduction in commitments under the Senior Credit Facilities and Bridge Facilities (as each such term is defined in the Hydra Commitment Letter) or availability under the Continuing Bilateral LOC Credit Facilities, the Company shall deliver to the Noteholder Advisors a written notice describing such reduction in reasonable detail.

The Noteholder Advisors may discuss any information provided to them pursuant to this Section 7.1(q) with the holders of Notes; provided that counsel to the holders of the Notes, after consultation with Company counsel, has concluded that any such disclosure is not inconsistent with any law, rule or regulation (including but not limited to the Company’s securities law obligations, including tender offer and proxy solicitation rules) and that such disclosure would not require the Company, Moon or the recipient of such information to make public disclosure thereof or make any filing with the SEC.

(b) Section 7.2(a) (Covenant Compliance). The first sentence of Section 7.2(a) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

[T]he information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Sections 10.7, 10.9, 10.10, 10.21 and 10.22 (or, as to any such Section which is not applicable during the Covenant Relief Period, would have been in compliance therewith had it been applicable) during the quarterly or annual period covered by the statements then being furnished, and whether the Leverage Fee is payable in respect of any quarterly period pursuant to Section 9.12(b) (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence).

(c) Section 8.2 (Optional Prepayments with Make-Whole Amount). The following sentence is hereby added at the end of Section 8.2 of the Existing Note Purchase Agreement:

Notwithstanding the foregoing, the Company shall not have the option to prepay the Series A Notes pursuant to this Section 8.2.

(d) Section 8.5 (Purchase of Notes).    The following sentence is hereby added at the end of Section 8.5 of the Existing Note Purchase Agreement:

Clause (b) of this Section 8.5 shall not apply during the Covenant Relief Period.

(e) Section 8.7(g) (“Change of Control” Defined). The last sentence of Section 8.7(g) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding the foregoing, the consummation of the Hydra Transaction shall not constitute or create a Change of Control.

(f) Section 9.13 (Mandatory Offer of Prepayment in Connection with Tech Business Sale). Section 9.13 (Mandatory Offer of Prepayment in Connection with Tech Business Sale) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.13. Mandatory Prepayment of Notes Upon Occurrence of Hydra Transaction Closing.

(a) On the same day on which the Hydra Transaction Closing occurs, the Company shall prepay all Notes then outstanding at 100% of the aggregate outstanding principal amount thereof, together with interest accrued thereon to the date of prepayment and,

(i) in the case of all Notes except the Series A-1 Notes and the Series A-2 Notes, the applicable Modified Make-Whole Amount, and

(ii) in the case of each Series A-1 Note, the Series A-1 Extension Fee;

it being understood and agreed that no amount shall be paid in respect of the Series A-2 Notes pursuant to this Section 9.13(a) in excess of 100% of the aggregate outstanding principal amount thereof, together with interest accrued thereon to the date of prepayment (and all outstanding Series A-2 Extension Fee Notes (if any) shall be deemed to have been canceled); provided that, if a Bankruptcy Event shall occur prior to the Hydra Transaction Closing, the reference to “Modified Make-Whole Amount” in the foregoing clause (i) shall be deemed to be a reference to “Make-Whole Amount” and the foregoing clause (ii) shall be inapplicable (and all outstanding Series A-2 Extension Fee Notes shall remain outstanding and the Company’s obligations under Section 9.13(b) shall remain in effect).

(b) Within three days after the Hydra Termination Date, the Company shall deliver to each holder of a Series A-2 Note a Series A-2 Extension Fee Note, in a principal amount equal to 6% (600 basis points) of the principal amount of such Series A-2 Note outstanding on the Hydra Termination Date (it being understood that the Company’s failure to deliver any Series A-2 Extension Fee Note shall in no way affect the enforceability of the payment obligation intended to be represented thereby).

(c) The provisions for payment of the Series A-1 Extension Fees and delivery of the Series A-2 Extension Fee Notes are in consideration for the extension of the maturity date of the Existing Series A Notes from December 27, 2017 to August 31, 2018.

(d) Upon prepayment of the Notes pursuant to this Section 9.13, (i) interest thereon shall cease to accrue and (ii) the holders of the Notes shall surrender the Notes to the Company.

(g) Section 9.14 (Special Mandatory Offers of Prepayment. Section 9.14 (Special Mandatory Offer of Prepayment) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.14. Special Mandatory Offers of Prepayment.

(a) If the Parent Guarantor or any of its Subsidiaries Disposes of any property in accordance with and as permitted by Section 10.3(a)(2), Section 10.3(a)(4) (excluding a Permitted Sale and Leaseback Transaction under clause (a)(i) of the definition thereof) or Section 10.3(a)(6) hereof, then the Obligors shall apply 100% of the Net Cash Proceeds of such Disposal to the pro rata payment of Senior Indebtedness outstanding under this Agreement and the other Transaction Facilities; provided that (i) in the case of Dispositions permitted by Section 10.3(a)(2)(ii) and consummated during the Covenant Relief Period, such obligation shall only apply to 100% of the Net Cash Proceeds in excess of $10,000,000 attributable to all such Dispositions and (ii) in the case of the Disposition permitted by Section 10.3(a)(2)(i), if such Disposition is consummated during the Covenant Relief Period, such obligation shall only apply to 100% of the Net Cash Proceeds in excess of $10,000,000 attributable to such Disposition. Such prepayment of the Notes shall be made pursuant to a written offer of prepayment at a price equal to 100% of the principal amount to be prepaid (at par) plus accrued interest to the date of prepayment, and as otherwise more fully set forth in Section 9.14(d) below; provided that the prepayment required upon the consummation of the Hydra Transaction Closing shall be governed by Section 9.13 and not this Section 9.14. For the avoidance of doubt, “property” includes Equity Interests of any other Person held by the Person making the applicable Disposition.

(b) Upon the incurrence or issuance by the Parent Guarantor or any of its Subsidiaries of any unsecured Indebtedness and/or Indebtedness that is subordinated or otherwise junior to the Notes (including any Subordinated Indebtedness), other than the debt described in the Hydra Commitment Letter in connection with the Hydra Transaction Closing and subject to the terms of Section 9.13, in each case, pursuant to a capital markets transaction or any substitutions thereof occurring after the Tenth Amendment Effective Date, the Obligors shall apply 100% of the Net Cash Proceeds of such incurrence or issuance to the pro rata payment of Senior Indebtedness outstanding under this Agreement and the other Transaction Facilities. Such prepayment of the Notes shall be made pursuant to a written offer of prepayment at a price equal to 100% of the principal amount to be prepaid, accrued interest thereon to the date of prepayment, and the Modified Make-Whole Amount, and as otherwise more fully set forth in Section 9.14(d) below.

(c) From and after the Tenth Amendment Effective Date, upon the issuance by the Parent Guarantor or any of its Subsidiaries of any of its own Capital Stock (other than any issuance of Capital Stock in connection with employee benefit arrangements), the Obligors shall apply 100% of the Net Cash Proceeds of such issuance to the pro rata payment of Senior Indebtedness outstanding under this Agreement and the other Transaction Facilities. Such prepayment of the Notes shall be made pursuant to a written offer of prepayment at a price equal to 100% of the principal amount to be prepaid, accrued interest thereon to the date of prepayment, and the Modified Make-Whole Amount, and as otherwise more fully set forth in Section 9.14(d) below.

(d) Each prepayment of Senior Indebtedness outstanding under this Agreement and the other Transaction Facilities pursuant to any Disposition, incurrence of Indebtedness, issuance of Capital Stock or event or claim giving rise to Net Insurance/Condemnation Proceeds as described in this Section 9.14 (a “Prepayment Event”) shall be made on a pro rata basis based on the Applicable Balance outstanding under the Transaction Facilities as of the Relevant Completion Date (such pro rata portion of Net Cash Proceeds or Net Insurance/Condemnation Proceeds applicable to the Notes, herein the “Section 9.14 Ratable Amount”). The Obligors shall deposit the Net Cash Proceeds or Net Insurance/Condemnation Proceeds, as applicable, from any such Prepayment Event in a blocked account held with the Collateral Agent, for the benefit of the Secured Creditors, on the Relevant Completion Date and promptly (and in any event within five (5) Business Days) following the Relevant Completion Date, make a written offer to prepay the Notes in an aggregate amount equal to the Section 9.14 Ratable Amount, together with accrued interest thereon and the Modified Make-Whole Amount, if applicable, specifying a prepayment date that is not later than 30 days following the closing of the Prepayment Event, nor earlier than 10 Business Days after the date of such offer. Such offer of prepayment shall be made pro rata among all of the Notes under this Agreement, without regard to series. Following the application of such Net Cash Proceeds or Net Insurance/Condemnation Proceeds, as applicable, to prepay the Applicable Balances outstanding under the 2015 Term Loan Agreement, the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement but pending the prepayment of the Notes as contemplated by this Section 9.14, the remaining balance of the Net Cash Proceeds or Net Insurance/Condemnation Proceeds, as applicable, shall be held in such blocked account with the Collateral Agent for the benefit of the holders of the Notes and the 2015 Notes. If (x) a holder of the Notes or a holder of 2015 Notes declines all or a portion of its pro rata share of such prepayment, or (y) the Applicable Balance allocable to the lenders under the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement exceeds the Applicable Outstandings thereunder as of the Relevant Completion Date, the amount of such declined proceeds and any such excess as provided in clauses (x) and (y) above, shall be offered on a pro rata basis to holders of the Notes and the 2015 Notes that have accepted such initial offer of prepayment and the lenders under the other Transaction Facilities based on the Applicable Balances thereof (it being agreed that any such secondary offer may be made concurrently with the initial offer). The failure of any holder to respond to the initial offer pursuant to this paragraph (d) shall be deemed an acceptance of such offer. Any acceptance (or deemed acceptance) by a holder of such initial prepayment offer shall be deemed to constitute an acceptance of any such secondary offer. To the extent any Net Cash Proceeds or Net Insurance/Condemnation Proceeds of a Prepayment Event offered to the holders of the Notes for prepayment are ultimately declined for prepayment (after any declined proceeds are re-offered to the holders of Notes and holders of 2015 Notes that have accepted the initial offer of prepayment, as provided above), the amount of such declined proceeds shall be applied by the Obligors to prepay Senior Indebtedness outstanding under the other Transaction Facilities, as determined by the Company. Proceeds payable to each holder pursuant to Section 9.14 shall be applied, first, to accrued interest on the principal balance being repaid to the date of payment, second, to the Modified Make-Whole Amount, if any, and finally, to the principal balance of the Notes. Notwithstanding anything to the contrary set forth in this Section 9.14(d), if the aggregate Net Cash Proceeds or the Net Insurance/Condemnation Proceeds arising from any event or series of related events, as applicable, referred to in this Section 9.14(d) are less than U.S.$10,000,000 (whether payable in one or more installments), the portion of such proceeds allocable to the Notes and the 2015 Notes shall remain on deposit in the blocked account (provided that no such requirement shall apply unless such Net Cash Proceeds or Net Insurance/Condemnation Proceeds, when aggregated with all other such Net Cash proceeds and/or Net Insurance/Condemnation proceeds that are or may be required to be applied in prepayment in accordance with this Section 9.14(d) and Section 9.14(d) of the 2015 NPA exceed $250,000, in which case all such proceeds shall be deposited in such blocked account) until applied to a prepayment of the Notes and the 2015 Notes and the Company shall not be required to make a prepayment offer in respect of the Notes pursuant to this Section 9.14(d) until five (5) Business Days after the earlier to occur of (A) the amount on deposit in the blocked account being equal to or more than U.S.$25,000,000 (excluding any Net Insurance/Condemnation Proceeds that are permitted to be, and are, reinvested in accordance with Section 9.14(e)) or (B) 90 days shall have elapsed since the last distribution from the blocked account in respect of the Notes (provided that the Parent Guarantor may, at its option, make such prepayment offer earlier).

(e) If the Parent Guarantor or any of its Subsidiaries receives any Net Insurance/Condemnation Proceeds, the Company shall prepay an aggregate principal amount of the Notes and other Senior Indebtedness under the Transaction Facilities equal to 100% of such Net Insurance/Condemnation Proceeds immediately upon receipt thereof by such Person (such prepayments to be made and applied as set forth in clause (d) above); provided that,

(i) except as provided in clause (ii) below, such obligation shall only apply to Net Insurance/Condemnation Proceeds in excess of $10,000,000 received by any one or more of the Note Parties during the Covenant Relief Period in respect of each individual event or claim giving rise to Net Insurance/Condemnation Proceeds so long as no Default or Event of Default has occurred and is continuing,

(ii) such obligation shall only apply to Net Insurance/Condemnation Proceeds received in respect of damage attributable to Hurricane Harvey to the extent that the aggregate amount of such Net Insurance/Condemnation Proceeds received during the Covenant Relief Period exceeds $67,000,000 (“Hurricane Harvey Excess Proceeds”) so long as no Default or Event of Default has occurred and is continuing, and

(iii) if, prior to the date any such prepayment is required to be made under this paragraph (e), the Parent Guarantor notifies the holders of the Notes of its intention to reinvest all or any portion of the Net Insurance/Condemnation Proceeds, other than Hurricane Harvey Excess Proceeds, in assets used or useful in the business (other than cash or Cash Equivalents) of the Parent Guarantor or any of its Subsidiaries up to a maximum of $25,000,000 in respect of each individual event or claim giving rise to Net Insurance/Condemnation Proceeds (such Net Insurance/Condemnation Proceeds or portion thereof, the “Eligible Reinvestment Proceeds”), then so long as (a) no Default or Event of Default has occurred and is continuing and (b) such Eligible Reinvestment Proceeds are held in a blocked account opened with the Collateral Agent, for the benefit of the Secured Creditors, until such time as they are reinvested, the Company shall not be required to make a mandatory prepayment under this clause (iii) in respect of such Eligible Reinvestment Proceeds to the extent such Eligible Reinvestment Proceeds are so reinvested within 180 days following receipt thereof, or if the Parent Guarantor or any of its Subsidiaries has committed to so reinvest such Eligible Reinvestment Proceeds during such 180-day period and such Eligible Reinvestment Proceeds are so reinvested within 90 days after the expiration of such 180-day period; provided further that, if any Eligible Reinvestment Proceeds have not been so reinvested prior to the expiration of the applicable period, the Parent Guarantor shall promptly prepay the outstanding principal amount of the Notes and other Indebtedness with the Eligible Reinvestment Proceeds not so reinvested as set forth in clause (d) above (without regard to the immediately preceding proviso). Any such prepayment of the Notes pursuant to this Section 9.14(e) shall be made pursuant to a written offer of prepayment to the holders of the Notes at a price equal to 100% of the principal amount to be prepaid (at par) plus accrued interest to the date of prepayment, and as otherwise more fully set forth in Section 9.14(d) above.

(h) Section 10.3 (Sales of Assets). Section 10.3 (Sales of Assets) of the Existing Note Purchase Agreement is hereby amended as follows:

(i) Clause (a)(2) thereof is hereby amended and restated to read in its entirety as set forth below:

(2) the Disposition (i) of the Beaumont Facility or (ii) in the ordinary course of business of equipment that is obsolete, excess or no longer used or useful in the Parent Guarantor’s or its Subsidiaries’ businesses;

(ii) A new clause (a)(8) is hereby added to read in its entirety as set forth below:

(8) subject to Section 9.13, to the extent that Hydra Transaction constitutes an Asset Sale, the Hydra Transaction.

(i) Section 10.10 (Indebtedness). The last paragraph of Section 10.10 (Indebtedness) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding the foregoing, the aggregate outstanding Indebtedness of the Parent Guarantor and its Subsidiaries incurred under Sections 10.10(b)(1), 10.10(b)(9), 10.10(b)(10) and 10.10(b)(11) above shall not at any time exceed an amount equal to (a) during the Covenant Relief Period, $3,140,000,000 and (b) thereafter, $2,900,000,000 less, in each case, the aggregate amount of all scheduled repayments and mandatory prepayments of such Indebtedness (but, in respect of any mandatory prepayments under the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement, only to the extent the Commitments (as defined in the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement, respectively) have been reduced by such prepayment) made after the Seventh Amendment Effective Date up to the date of determination.

(j) Section 10.21 (Minimum EBITDA). Section 10.21 (Minimum EBITDA) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 10.21. Minimum EBITDA. The Parent Guarantor shall not permit EBITDA for each period of four consecutive fiscal quarters specified below to be less than the amount specified opposite such period below:

Four Fiscal Quarters Ending	Minimum EBITDA
December 31, 2017	$550,000,000
March 31, 2018	$500,000,000
June 30, 2018	$500,000,000
September 30, 2018	$550,000,000
December 31, 2018 and the last day of each fiscal quarter ending thereafter	$575,000,000

(k) Section 10.22 (Minimum Availability). Section 10.22 (Minimum Availability) is hereby amended and restated in its entirety to read as follows:

Section 10.22. Minimum Availability. The Parent Guarantor shall not, at any time, permit the aggregate undrawn revolving credit commitments available for borrowing under the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement (“Minimum Availability”) at such time to be less than (a) during the Covenant Relief Period, $50,000,000 and (b) at all times thereafter, $250,000,000.

(l) Amendment and Restatement of Existing Series A Notes. Subject to the terms and conditions set forth herein, effective as of the Tenth Amendment Effective Date:

(i) The maturity date of the Existing Series A Notes shall be August 31, 2018 and all references to “December 27, 2017” in the Existing Note Purchase Agreement and the Existing Series A Notes shall be deemed to be references to “August 31, 2018.”.

(ii) All references to the coupon rate applicable to the Existing Series A Notes in the Existing Note Purchase Agreement and the Existing Notes shall be deemed to be references to the coupon rate established pursuant to clause (iii) of this Section 2.2(l).

(iii) Each Existing Series A Note shall be, automatically and without any further action, amended and restated in its entirety to conform to the form of Note attached hereto as Annex 1 or Annex 2, as applicable, except that the registration number, original principal amount, series and payee set forth in each Existing Series A Note shall remain the same.

(iv) At the request of any holder of an Existing Series A Note, the Company shall, within five Business Days of such request, execute and deliver a new Series A Note in the form of Annex 1 hereto, if such holder is listed on Annex 4, Part A hereto, or Annex 2, if such holder is listed on Annex 4, Part B hereto, in exchange for, and in replacement of, the original of such Existing Series A Note (or, as applicable, in exchange for a customary form of lost note affidavit in respect thereof), registered in the name of such holder, in the aggregate principal amount of the Existing Series A Note owing to such holder on the Tenth Amendment Effective Date and dated as of the last date on which interest was scheduled to be, and was, paid. All references to the “Notes,” the “Senior Notes, Series A, due December 27, 2017” or the “Series A Notes” in this Amendment or in the Note Purchase Agreement shall be deemed to include both the Amended and Restated Senior Notes, Series A-1, in the form attached hereto as Annex 1, the Amended and Restated Senior Notes, Series A-2, in the form attached hereto as Annex 2 and the Senior Notes, Series A-2 (Extension Fee), in the form attached hereto as Annex 3. The parties hereto specifically agree and confirm that the transactions effected by this Amendment in respect of the Existing Series A Notes shall in no way evidence a new debt of the Company or a novation of the Existing Series A Notes, but rather that all indebtedness of the Company evidenced by the Existing Series A Notes is continued in full force and effect on the terms and conditions set forth in the Note Purchase Agreement and the Series A-1 Notes and the Series A-2 Notes. All amounts owing by the Company in respect of the Existing Series A Notes (including, without limitation, all accrued and unpaid interest on the Existing Series A Notes to but excluding the Tenth Amendment Effective Date) shall continue to be owing under, and shall after the Tenth Amendment Effective Date be evidenced by, the Note Purchase Agreement, the Series A-1 Notes and the Series A-2 Notes (without any further action required on the part of any Person), and shall be payable in accordance with the Note Purchase Agreement and the Series A Notes.

Section 2.3 Other Amendments.

(a) Section 12.1 (Acceleration). The last paragraph of Section 12.1 is hereby amended and restated in its entirety to read as follows:

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived; provided, however, that (1) if the Hydra Transaction Closing has not occurred, (2) the Business Combination Agreement has not expired or been terminated and (3) no Bankruptcy Event has occurred, then, so long as all amounts owing in respect of the Notes are paid in full prior to the occurrence of a Bankruptcy Event, the foregoing reference to Make-Whole Amount shall be deemed to be a reference to Modified Make-Whole Amount and the outstanding Series A-2 Extension Fee Notes, if any, shall be deemed to have been canceled. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount or Modified Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

(b) Section 14.2 (Transfer and Exchange of Notes). The second sentence of Section 14.2 is hereby amended and restated in its entirety to read as follows:

Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a), Exhibit 1(b), Exhibit 1(c) or Exhibit 1(d) to this Agreement, or Annex 1, Annex 2 or Annex 3 to the Tenth Amendment, as applicable.

(c) Section 15 (Payments on Notes). The following Section 15.3 is hereby added to the Existing Note Purchase Agreement:

Section 15.3 Modified Make-Whole Amount and Series A-1 Extension Fee. This Section 15 shall apply to the payment of the Modified Make-Whole Amount and the Series A-1 Extension Fee as if the references herein to “Make-Whole Amount” included references to “Modified Make-Whole Amount” and “Series A-1 Extension Fee”.

(d) Section 18.1 (Amendment and Waiver – Requirements). The following sentence is hereby added to the end of Section 18.1 (Amendment and Waiver – Requirements) to read in its entirety as follows:

Notwithstanding the foregoing, no changes may be made to Section 9.13 (or any defined term as used therein) without the consent of each holder of Notes.

(e) Section 19 (Notices; English Language). There is hereby added to clauses (iii) and (iv) of Section 19 a reference to:

Kirkland & Ellis LLP

609 Main Street

Suite 4500

Houston, Texas 77002

Attention: Matthew R. Pacey, P.C.

Tel: (713) 836-3786

Fax: (713) 836-3601

Email: matt.pacey@kirkland.com

(f) Section 24.10 (Parallel Debt). There is hereby added to the Existing Note Purchase Agreement a new Section 24.10 to read in its entirety as follows:

Section 24.10 Parallel Debt.

(a) Each Obligor hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent amounts equal to any amounts owing from time to time by such Obligor to any holder of Notes under any Financing Agreement, whether for principal, interest, Make-Whole Amount, Modified Make-Whole Amount, Series A-1 Extension Fee, fees, expenses or otherwise, as and when those amounts are due.

(b) Each Obligor and the Collateral Agent acknowledge that the obligations of each Obligor under Section 24.10(a) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Obligor to any holder of Notes under any Financing Agreement (its “Corresponding Debt”) nor shall the amounts for which each Obligor is liable under Section 24.10(a) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

(i) the Parallel Debt of each Obligor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(ii) the Corresponding Debt of each Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(iii) the amount of the Parallel Debt of each Obligor shall at all times be equal to the amount of its Corresponding Debt.

(c) For the purpose of this Section 24.10, the Collateral Agent acts in its own name. The Collateral granted under any German Security Agreement to the Collateral Agent to secure the Parallel Debt is granted to the Collateral Agent in its capacity as creditor of the Parallel Debt.

(d) All moneys received or recovered by the Collateral Agent pursuant to this Section 24.10, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any German Security Agreement granted to secure the Parallel Debt, shall be applied in accordance with the Intercreditor Agreement.

(e) Without limiting or affecting the Collateral Agent’s rights against the Note Parties (whether under this Section 24.10 or under any other provision of the Financing Agreements), each Obligor acknowledges that:

(i) nothing in this Section 24.10 shall impose any obligation on the Collateral Agent to advance any sum to any Note Party or otherwise under any Financing Agreement, except, if applicable, in the Collateral Agent’s capacity as a holder of Notes; and

(ii) for the purpose of any vote taken under any Financing Agreement, except, if applicable, in the Collateral Agent’s capacity as a holder of Notes, the Collateral Agent shall not be regarded as owning any Notes or having any participation or commitment therein.

(g) Section 24.11 (German Guarantor Limiting Language). There is hereby added to the Existing Note Purchase Agreement a new Section 24.11 to read in its entirety as follows:

Section 24.11 German Guarantee Limitations

(a)	To the extent that a guarantee created under this Agreement or any other obligation which qualifies as a “payment” (Zahlung) within the meaning of Sections 30, 31 of the German Limited Liabilities Company Act (GmbHG) (the “GmbH-Act”) (the “Guarantee”) is granted or incurred by a Guarantor incorporated in Germany as a limited liability company (GmbH) (each a “German Guarantor” and collectively, “German Guarantors”), currently CB&I Lummus GmbH and CB&I Novolen Technology GmbH, and the Guarantee of the German Guarantor guarantees amounts which are owed by any current or future direct or indirect shareholders of the German Guarantor or Subsidiaries of such shareholders (with the exception of Subsidiaries which are also Subsidiaries of the German Guarantor), the Guarantee of the German Guarantor shall be subject to certain limitations as set out in the following paragraphs of this Section. In relation to any other amounts guaranteed, the Guarantee of the German Guarantor remains unlimited.

(b)	Subject to paragraphs (e) and (f) below, the holders agree that the enforcement of the Guarantee shall be limited in relation to any German Guarantor, provided that the German Guarantor is able to demonstrate as determined pursuant to the procedures set forth in paragraph (e) below that by enforcing the Guarantee (i) its (or, if a parent entity is a German Guarantor, such parent entity’s) net assets (determined in accordance with the provisions of the German Commercial Code (HGB) (“HGB”)) (such net assets of any German Guarantor or its parent entity, the “Net Assets”) would be caused to fall below its registered share capital (Stammkapital) or (ii) if the Net Assets were already lower than its registered share capital, such enforcement would cause such amount to be further reduced (Vertiefung der Unterbilanz) if and to the extent such limitation is necessary to avoid a violation of Section 30 or 31 GmbH-Act (“Limitation on Enforcement” or “Limitation Event”).

(c)

Paragraph (b) above shall not apply with respect to (i) loans or other financial accommodation made available to, or bank guarantees issued for the benefit of creditors of, such German Guarantor or a Subsidiary of such German Guarantor by a holder under this Agreement and (ii) amounts due and payable under the Guarantee which relate to funds made available under this Agreement which have been on-lent to that German Guarantor or any of its Subsidiaries, in each case to the extent that any such on-lending is outstanding at the time of the enforcement of the Guarantee. For the avoidance of doubt, nothing in this paragraph (c) shall have the effect that such on-lent amounts may be enforced multiple times (no double dip).

(d)	For the purposes of the calculation of Net Assets pursuant to paragraph (b) above, the following balance sheet items shall be adjusted as follows:

(i)	The amount of any increase of the stated share capital (Stammkapital) of the German Guarantor registered after the Tenth Amendment Effective Date without the prior written consent of the holders shall be deducted from the relevant stated share capital;

(ii)	loans and other liabilities incurred in violation of the provisions of this Agreement shall be disregarded. The cash pool agreement facilitated by Bank Mendes Gans to which the German Guarantors are parties does not violate any loan provisions; and

(iii)	the amount of non-distributable assets according to paragraph 8 of Section 268 HGB shall not be included in the calculation of Net Assets.

(e)	The Limitation on Enforcement shall only apply if and to the extent that:

(i)	if following notification by the Required Holders of claims raised under the Guarantee, the German Guarantor provides evidence reasonably satisfactory to the Required Holders, including in particular un-audited interim financial statements, within fifteen (15) Business Days (the “Management Determination”) stating:

(A)	the extent to which the enforcement of an unlimited Guarantee would cause the Net Assets of such German Guarantor to fall below its stated share capital or, if the Net Assets were already less than its stated share capital (Stammkapital), would cause such amount to be further reduced (in each case taking into account the adjustments set out in paragraph (d) above) and thereby lead to a violation of the capital maintenance requirement as set out in Sections 30, 31 GmbH-Act;

(B)	up to which amount the enforcement of the Guarantee would comply with the capital requirements as set out in Section 30, 31 GmbH-Act (the “Guarantee Enforcement Amount”); and

(C)	where the Guarantee is proposed to be enforced against a German Guarantor that is a subsidiary of another German Guarantor, the extent to which the unlimited enforcement of the Guarantee against the subsidiary German Guarantor would cause a Limitation Event with respect to the parent German Guarantor.

(ii)	If the Required Holders have contested the Management Determination (which they may do within fifteen (15) Business Days of their receipt of the Management Determination) by claiming that (a) no Limitation Event is to apply or (b) the Guarantee Enforcement Amount could be higher without breaching the capital maintenance requirement as set out in Sections 30, 31 of the GmbH-Act, the German Guarantor shall have forty-five (45) Business Days from the date the Required Holders have contested the Management Determination to provide to the holders an expert opinion (the “Expert’s Determination”) by one or more legal and/or audit experts appointed by the German Guarantor (at its own cost and expense), confirming the amount up to which the enforcement of the Guarantee would comply with the capital maintenance requirements pursuant to Sections 30, 31 GmbH-Act (in each case taking into account the adjustments set out in paragraph (d) above).

(f)	If the Required Holders disagree with the Expert’s Determination, the holders shall nevertheless be entitled to enforce the Guarantee up to the amount which is undisputed between themselves and the German Guarantor. In relation to the amount which is disputed, the amounts determined in the Expert’s Determination shall be (except for manifest error) binding for the German Guarantor and the holders.

(g)	If the German Guarantor claims that the enforcement of the Guarantee would lead to the occurrence of a Limitation Event, then the German Guarantor shall – to the extent lawful and commercially justifiable – realise at market value any and all of its assets that are shown in its balance sheet with a book value (Buchwert) which is (in the opinion of the Required Holders) significantly lower than their market value and to the extent that such assets are not necessary for the German Guarantor’s business (nicht betriebsnotwendig), to the extent necessary to satisfy the amounts demanded under the Guarantee.

(h)	The Limitation on Enforcement does not affect the right of the holders to claim again any outstanding amount at a later point in time, subject always to the operation of the limitation set out above at the time of such enforcement.

(i)	This Section 24.11 (German Guarantor Limiting Language) shall apply mutatis mutandis (i) if the Guarantee is granted by a Guarantor incorporated in Germany as a limited liability partnership (GmbH & Co. KG) in relation to the limited liability company as general partner (Komplementär) of such Guarantor and (ii) to any limited liability company incorporated (or limited partnership with a limited liability company established) in a jurisdiction other than Germany whose centre of main interest (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings) is in Germany.

(j)	In addition to the limitations on the enforcement of the Guarantee, it is hereby agreed that the German Guarantor shall have a defence against any claim, enforcement, or other request for performance or requirement to perform, whether such requirement is based on statute, contract or otherwise, to the extent such claim, enforcement or other performance would result in personal liability for the German Guarantor’s managing director(s) under then applicable law and any claims arising under the Guarantee shall be limited to the extent of such defence, such that such personal liability would not be incurred. Nothing herein shall nor shall be deemed to prevent the holders from asserting, in a court of law or otherwise, that the claim, enforcement or other request for performance would not cause the German Guarantor’s managing director(s) to incur any liability, nor shall it prevent the German Guarantor from asserting, in a court of law or otherwise, to the contrary.

(k)	Should new legislation or jurisprudence of a higher regional court (Oberlandesgericht) or the Federal Court of Justice (Bundesgerichtshof) – including, without limitation, based on proceedings initiated by the German Guarantor and/or its managing directors (Geschäftsführer) or the Required Holders – being published, entered into and/or come into force after the Tenth Amendment Effective Date and should such law or court ruling lead to a different legal and/or factual assessment:

(i)	of the granting of the Guarantee by the German Guarantor, the holders shall, upon the German Guarantor’s managing directors’ (Geschäftsführer) request, enter into good faith negotiations on possible amendments to this Section 24.11 (German Guarantor Limiting Language) to the extent necessary to avoid the managing directors’ (Geschäftsführer) personal liability resulting from the granting of the Guarantee (taking into account the initial intention of the limitations set out in this Section 24.11 (German Guarantor Limiting Language) and, including but not limited to, amending reference points for the assessment whether or not a violation of §§ 30, 31 GmbHG has occurred); or

(ii)	of the enforcement of the Guarantee so that the limitations in this Section 24.11 (German Guarantor Limiting Language) are, are not, or are only partially, required to protect the managing directors (Geschäftsführer) of the German Guarantor from the risk of personal liability arising from the enforcement of the Guarantee, the German Guarantor shall, upon the Required Holders’ request, enter into good faith negotiations on possible amendments to this Section 24.11 (German Guarantor Limiting Language) to the extent such provisions are, are not, or are only partially, required anymore to protect the managing directors (Geschäftsführer) of the German Guarantor from the risk of personal liability arising from the enforcement of the Guarantee.

(l)	Notwithstanding anything to the contrary in this Agreement, this Section 24.11 (German Guarantor Limiting Language) and any rights or obligations arising out of it shall be governed by, and construed in accordance with, German law.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

To induce the Noteholders to execute and deliver this Amendment, each Obligor represents and warrants to the Noteholders that:

(a) this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of such Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the Note Purchase Agreement constitutes the legal, valid and binding obligation, contract and agreement of such Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c) the execution and delivery of this Amendment and the performance by such Obligor of this Amendment and the Note Purchase Agreement (i) have been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation, bylaws or other constitutive document, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, any Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3(c);

(d) as of the date hereof after giving effect to this Amendment and the amendments to the Transaction Facilities referred to in Section 4(b), no Default or Event of Default has occurred which is continuing;

(e) all of the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects (in all respects in the case of representations and warranties qualified by materiality, Material Adverse Effect or similar language in the text thereof) with the same force and effect as if made by such Obligor on and as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date or due solely as a result of actions taken by the Obligors in accordance with the covenants set forth in the Note Purchase Agreement; and

(f) no fee or other consideration has been or will be paid to any party to any of the amendments referred to in Section 4(a) or Section 4(b) hereof as consideration for the execution thereof, except for (i) the fees identified in Section 4(e) and Section 4(f), (ii) a fee equivalent to the fee identified in Section 4(e) payable to the holders of the 2015 Notes and (iii) a fee of .20% (20 basis points) of (A) the aggregate commitments under the 2013 Revolving Credit Agreement and the 2015 Revolving Credit Agreement and (B) the aggregate principal amount outstanding under the 2015 Term Loan Agreement, in each case payable to the lenders under the 2013 Revolving Credit Agreement, the 2015 Revolving Credit Agreement and the 2015 Term Loan Agreement, as applicable.

The representations and warranties set forth in this Section 3 shall survive the execution and delivery of this Amendment.

SECTION 4. EFFECTIVENESS; CONDITIONS PRECEDENT AND CONDITION SUBSEQUENT.

This Amendment and the Hydra Amendments and Waivers shall be effective as of the Tenth Amendment Effective Date upon the satisfaction of the following conditions precedent:

(a) counterparts of this Amendment, duly executed and delivered by the Obligors, all holders of the Notes and the Subsidiary Guarantors, shall have been delivered to the Noteholders;

(b) counterparts of amendments to each of the Transaction Facilities (other than the Existing Note Purchase Agreement), in form and substance satisfactory to the Required Holders in their reasonable discretion, shall have been duly executed and delivered by the parties thereto and copies thereof shall have been delivered to counsel for the Noteholders;

(c) (i) the Business Combination Agreement, in form and substance satisfactory to counsel to the Noteholders (and for purposes of this Section 4(c), the Noteholders confirm that the Business Combination Agreement draft dated December 17, 2017 is satisfactory to counsel to the Noteholders), in its reasonable discretion, shall be contemporaneously executed and delivered by the parties thereto and a copy thereof shall be delivered to counsel for the Noteholders immediately following such execution and delivery and (ii) a summary of the provisions in the Business Combination Agreement relating to conditions to closing, termination events, termination fees and the definition of “Material Adverse Effect”, in form and substance satisfactory to the Required Holders in their reasonable discretion, shall have been delivered to the Noteholders;

(d) (i) the Hydra Commitment Letter, in form and substance satisfactory to counsel to the Noteholders (and for purposes of this Section 4(d), the Noteholders confirm that the Hydra Commitment Letter draft dated December 15, 2017 is satisfactory to counsel to the Noteholders), in its reasonable discretion, shall be contemporaneously executed and delivered by the parties thereto and a copy thereof shall be delivered to counsel for the Noteholders immediately following such execution and delivery and (ii) a summary of the provisions in the Hydra Commitment Letter relating to conditions to closing, termination events and the definition of “Material Adverse Effect”, in form and substance satisfactory to the Required Holders in their reasonable discretion, shall have been delivered to the Noteholders;

(e) a fee in the amount of 0.10% (10 basis points) of the outstanding principal amount of each Note shall have been paid by the Obligors to the holder thereof by federal funds wire transfer in immediately available funds in accordance with the wiring instructions set forth in Schedule A to the Existing Note Purchase Agreement for such holder or such other wiring instructions as such holder shall have provided to the Obligors in writing;

(f) a fee in the amount of 4.0% (400 basis points) of the aggregate outstanding principal amount of Series A Notes held by each holder thereof shall have been paid by the Obligors to such holder by federal funds wire transfer in immediately available funds in accordance with the wiring instructions set forth in Schedule A to the Existing Note Purchase Agreement for such holder or such other wiring instructions as such holder shall have provided to the Obligors in writing;

(g) the representations and warranties of the Obligors set forth in Section 3 hereof are true and correct on and with respect to the date hereof;

(h) the Noteholders shall have received a favorable legal opinion in form and substance satisfactory to each such Noteholder from Van Campen Liem, as special Dutch counsel to the Parent Guarantor, dated as of the Tenth Amendment Effective Date and addressing the due authorization, execution and delivery of this Amendment by the Parent Guarantor (and the Parent Guarantor hereby instructs its counsel to deliver such opinion to the Noteholders on the Tenth Amendment Effective Date);

(i) the Noteholders shall have received (x) from the Company a certificate of its Secretary or an Assistant Secretary or other appropriate person, dated the Tenth Amendment Effective Date, certifying and attaching (A) the resolutions and other corporate proceedings relating to the authorization, execution and delivery of this Amendment and (B) the Company’s organizational documents then in effect, and (y) resolutions of each Note Party (other than the Parent Guarantor and the Company) authorizing this Amendment; and

(j) the Obligors shall have paid all fees and expenses of Morgan, Lewis & Bockius LLP, Evercore Group L.L.C. and RPA Advisors, LLC for which invoices have been presented at least two days prior to the effectiveness hereof (without prejudice to the Obligors’ obligations to pay any additional fees and expenses not included in such invoice).

For purposes of determining compliance with the conditions set forth in this Section 4, each Noteholder that has signed this Amendment and its counsel shall be deemed to be satisfied with each document required to be satisfactory to such Noteholder or its counsel unless the Obligors shall have received notice from such Noteholder prior to delivery of its executed signature page hereto specifying objections thereto.

SECTION 5. RELEASE.

In consideration of the agreements of the Noteholders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Obligors and the Subsidiary Guarantors and their respective successors, assigns, and other legal representatives (collectively, the “Releasors”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Noteholders and the Collateral Agent, and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, advisors, employees, agents and other representatives (the Noteholders, the Collateral Agent and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, disputes, controversies, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any of the Releasors may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date and effectiveness of this Amendment, for or on account of, or in relation to, or in any way in connection with the Existing Note Purchase Agreement, the Existing Notes or any of the other Financing Agreements or transactions thereunder or related thereto.

Each of the Obligors and the Subsidiary Guarantors understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each of the Obligors and the Subsidiary Guarantors agrees that no fact, event, circumstance, evidence or transaction which could now be asserted, whether known or unknown, shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

SECTION 6. SUBSIDIARY GUARANTEE.

Section 6.1 Confirmation and Reaffirmation. Each Subsidiary Guarantor hereby agrees, acknowledges and affirms that (i) it is a “Guarantor” for all purposes under, and as defined in, the Subsidiary Guarantee to which it is a party, (ii) its obligations and liabilities under such Subsidiary Guarantee continue to be in full force and effect, (iii) such obligations and liabilities extend to, and the “Guaranteed Obligations” under, and as defined in, such Subsidiary Guarantee shall include, the obligations and liabilities of the Obligors under, and in respect of, the Note Purchase Agreement, the Notes and the other Financing Agreements (in each case, as modified by this Amendment), and (iv) it has no defense, offset, counterclaim, right of recoupment or independent claim against the Noteholders with respect to such Subsidiary Guarantee, the Note Purchase Agreement, the Notes, any other Financing Agreement or otherwise.

Section 6.2 Amendment. A new Section 17 is hereby added to the Subsidiary Guarantee to read in its entirety as set forth in Annex 5 hereto. The new Section 17 of the Subsidiary Guarantee shall be deemed to be included in any outstanding Subsidiary Guarantee and the form of Subsidiary Guarantee attached as Exhibit 2.3 to the Note Purchase Agreement.

SECTION 7. MISCELLANEOUS.

(a) This Amendment shall be construed in connection with and as part of the Note Purchase Agreement, the Series A Notes and the Subsidiary Guarantee, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Existing Note Purchase Agreement, the Existing Series A Notes and the Existing Subsidiary Guarantee are hereby ratified and shall be and remain in full force and effect.

(b) Each of the Parent Guarantor and the Subsidiary Guarantors (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Parent Guarantee and its Subsidiary Guarantee, as applicable, and (iii) agrees that this Amendment and all documents delivered in connection herewith do not operate to reduce or discharge its obligations under the Note Purchase Agreement (including, without limitation, the Parent Guarantee) or its Subsidiary Guarantee.

(c) Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Purchase Agreement, the Series A Notes and the Subsidiary Guarantee without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.

(d) The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

(e) This Amendment shall be governed by and construed in accordance with New York law and shall be further subject to the provisions of Section 24.7 and Section 24.8 of the Note Purchase Agreement.

(f) Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(g) Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Note Purchase Agreement, the Existing Notes or any of the other Financing Agreements or any obligations thereunder.

(h) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

(i) This Amendment may not be amended without the consent of all parties hereto, except for those provisions hereof that amend or waive provisions of the Existing Note Purchase Agreement; those provisions may be amended with the consent of those Persons specified in Section 18 of the Note Purchase Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the date first written above.

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

By:	/s/ Luciano Reyes
Name: Luciano Reyes
Title: Treasurer

CHICAGO BRIDGE & IRON COMPANY N.V.
By:	Chicago Bridge & Iron Company B.V., as its Managing Director

By:	/s/ Michael S. Taff
Name: Michael S. Taff
Title: Authorized Signatory

CB&I TYLER COMPANY

By: Name: Title:	/s/ Luciano Reyes Luciano Reyes Treasurer

CB&I LLC
By: By: Name: Title:	CB&I HoldCo, LLC, its Sole Member /s/ Regina N. Hamilton Regina N. Hamilton Secretary

CHICAGO BRIDGE & IRON COMPANY, an Illinois corporation

By: Name: Title:	/s/ Luciano Reyes Luciano Reyes Treasurer

A & B BUILDERS, LTD.

By: Name: Title:	/s/ Luciano Reyes Luciano Reyes Treasurer

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

ASIA PACIFIC SUPPLY CO.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

CBI AMERICAS LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

CSA TRADING COMPANY LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

CB&I WOODLANDS LLC

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

CBI COMPANY LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

CENTRAL TRADING COMPANY LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

CONSTRUCTORS INTERNATIONAL, L.L.C.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

HBI HOLDINGS, LLC

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

HOWE-BAKER INTERNATIONAL, L.L.C.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

HOWE-BAKER ENGINEERS, LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

HOWE-BAKER HOLDINGS, L.L.C.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

HOWE-BAKER MANAGEMENT, L.L.C.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

HOWE-BAKER INTERNATIONAL MANAGEMENT, LLC

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

MATRIX ENGINEERING, LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

MATRIX MANAGEMENT SERVICES, LLC

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

OCEANIC CONTRACTORS, INC.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

CBI VENEZOLANA, S.A.

By:	/s/ Rui Orlando Gomes
Name:	Rui Orlando Gomes
Title:	Treasurer

CBI MONTAJES DE CHILE LIMITADA

By:	/s/ Rui Orlando Gomes
Name:	Rui Orlando Gomes
Title:	Director/Legal Representative

CB&I EUROPE B.V.

By:	/s/ Raymond Buckley
Name:	Raymond Buckley
Title:	Director

CBI EASTERN ANSTALT

By:	/s/ Raymond Buckley
Name:	Raymond Buckley
Title:	Director

CB&I POWER COMPANY B.V. (f/k/a CMP HOLDINGS B.V.)

By:	/s/ Raymond Buckley
Name:	Raymond Buckley
Title:	Director

CBI CONSTRUCTORS PTY LTD

By:	/s/ Ian Michael Bendesh
Name:	Ian Michael Bendesh
Title:	Director

CBI ENGINEERING AND CONSTRUCTION CONSULTANT (SHANGHAI) CO. LTD.

By:	/s/ Raymond Buckley
Name:	Raymond Buckley
Title:	Chairman

CBI (PHILIPPINES), INC.

By:	/s/ Tom Anderson
Name:	Tom Anderson
Title:	President

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

CBI OVERSEAS, LLC

By:	/s/ Regina N. Hamilton
Name:	Regina N. Hamilton
Title:	Secretary

CB&I CONSTRUCTORS LIMITED

By:	/s/ Duncan Wigney
Name:	Duncan Wigney
Title:	Director

CB&I HOLDINGS (U.K.) LIMITED

By:	/s/ Duncan Wigney
Name:	Duncan Wigney
Title:	Director

CB&I UK LIMITED

By:	/s/ Duncan Wigney
Name:	Duncan Wigney
Title:	Director

CB&I MALTA LIMITED

By:	/s/ Duncan Wigney
Name:	Duncan Wigney
Title:	Director

LUTECH RESOURCES LIMITED

By:	/s/ Jonathan Stephenson
Name:	Jonathan Stephenson
Title:	Secretary

NETHERLANDS OPERATING COMPANY B.V.

By:	/s/ H. M. Koese
Name:	H. M. Koese
Title:	Director

CBI NEDERLAND B.V.

By:	/s/ Ashok Joshi
Name:	Ashok Joshi
Title:	Director

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

ARABIAN GULF MATERIAL SUPPLY COMPANY, LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Director

PACIFIC RIM MATERIAL SUPPLY COMPANY, LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Director

SOUTHERN TROPIC MATERIAL SUPPLY COMPANY, LTD.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Director

CHICAGO BRIDGE & IRON (ANTILLES) N.V.

By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Managing Director

LUMMUS TECHNOLOGY HEAT TRANSFER B.V.

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	Director

LEALAND FINANCE COMPANY B.V.

By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Managing Director

CB&I FINANCE COMPANY LIMITED

By:	/s/ Jan Broekman
Name:	Jan Broekman
Title:	Authorized Signatory

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

CB&I OIL & GAS EUROPE B.V.

By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Managing Director

CBI COLOMBIANA S.A.

By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Director

CHICAGO BRIDGE & IRON COMPANY B.V.

By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Managing Director

CB&I TECHNOLOGY INTERNATIONAL CORPORATION (f/k/a LUMMUS INTERNATIONAL CORPORATION)

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	Vice President – Finance – Treasurer

CB&I TECHNOLOGY VENTURES, INC. (f/k/a LUMMUS CATALYST COMPANY LTD.)

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	Vice President & Treasurer

CB&I TECHNOLOGY OVERSEAS CORPORATION (f/k/a LUMMUS OVERSEAS CORPORATION)

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	Vice President & Treasurer

CATALYTIC DISTILLATION TECHNOLOGIES

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	Management Committee Member

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

CB&I TECHNOLOGY INC. (f/k/a LUMMUS TECHNOLOGY, INC.)

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	CFO & Treasurer

CBI SERVICES, LLC
By:	CB&I HoldCo, LLC, its Sole Member

By:	/s/ Regina N. Hamilton
Name:	Regina N. Hamilton
Title:	Secretary

WOODLANDS INTERNATIONAL INSURANCE COMPANY

By:	/s/ Timothy Moran
Name:	Timothy Moran
Title:	Director

CB&I HUNGARY HOLDING LIMITED LIABILITY COMPANY

By:	/s/ William G. Lamb
Name:	William G. Lamb
Title:	Director

LUMMUS NOVOLEN TECHNOLOGY GMBH

By:	/s/ Godofredo Follmer
Name:	Godofredo Follmer
Title:	Managing Director

CB&I LUMMUS GMBH

By:	/s/ Andreas Schwarzhaupt
Name:	Andreas Schwarzhaupt
Title:	Managing Director

CB&I S.R.O.

By:	/s/ Jiri Gregor
Name:	Jiri Gregor
Title:	Managing Director

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

CBI PERUANA S.A.C.

By:	/s/ James E. Bishop
Name:	James E. Bishop
Title:	General Manager

HORTON CBI, LIMITED

By:	/s/ Gregory L. Guse
Name:	Gregory L. Guse
Title:	Director

CB&I (NIGERIA) LIMITED

By:	/s/ Andy Dadosky
Name:	Andy Dadosky
Title:	Director

CB&I SINGAPORE PTE LTD.

By:	/s/ Michael S. Taff
Name:	Michael S. Taff
Title:	Director

CB&I NORTH CAROLINA, INC.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Director

SHAW ALLOY PIPING PRODUCTS, LLC

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Manager

CB&I WALKER LA, L.L.C.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Manager

CBI OVERSEAS (FAR EAST) INC.

By:	/s/ Joseph Christaldi
Name:	Joseph Christaldi
Title:	Director

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

THE SHAW GROUP INC.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title: Treasurer

LUMMUS GASIFICATION TECHNOLOGY LICENSING COMPANY

By:	/s/ John R. Albanese, Jr.
Name:	John R. Albanese, Jr.
Title:	Director

CB&I LAURENS, INC.

By:	/s/ William G. Lamb
Name:	William G. Lamb
Title:	Vice President – Global Tax

SHAW SSS FABRICATORS, INC.

By:	/s/ Luciano Reyes
Name:	Luciano Reyes
Title:	Treasurer

CHICAGO BRIDGE & IRON COMPANY (NETHERLANDS), LLC

By:	/s/ Regina N. Hamilton
Name:	Regina N. Hamilton
Title:	Director

CBI US HOLDING COMPANY INC.

By:	/s/ Regina N. Hamilton
Name:	Regina N. Hamilton
Title:	Secretary

CBI HOLDCO TWO INC.

By:	/s/ Regina N. Hamilton
Name:	Regina N. Hamilton
Title:	Secretary

CBI COMPANY BV

By:	/s/ Ashok Joshi
Name:	Ashok Joshi
Title:	Director

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

CB&I HOLDCO, LLC

By:	/s/ Regina N. Hamilton
Name:	Regina N. Hamilton
Title:	Secretary

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	Senior Vice President

MUTUAL OF OMAHA INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	Senior Vice President

COMPANION LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name:	Justin P. Kavan
Title:	An Authorized Signer

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

CCP CREDIT ACQUISITION HOLDINGS, L.L.C.

By:	Centerbridge Credit Advisors, L.L.C.,
its managing member

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

CENTERBRIDGE SPECIAL CREDIT PARTNERS III, L.P.

By:	Centerbridge Special Credit Partners General Partner III, L.P., its general partner

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Adam Yarnold
Name:	Adam Yarnold
Title:	Managing Director

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

METROPOLITAN LIFE INSURANCE COMPANY

GENERAL AMERICAN LIFE INSURANCE COMPANY

By:	Metropolitan Life Insurance Company,
its Investment Manager

By:	/s/ John Wills
Name:	John Wills
Title:	Senior Vice President and Managing Director

METLIFE INSURANCE K.K.

By:	MetLife Investment Advisors, LLC,
its Investment Manager

By:	/s/ John Wills
Name:	John Wills
Title:	Senior Vice President and Managing Director

AXIS REINSURANCE COMPANY

By:	MetLife Investment Advisors, LLC,
its Investment Manager

BRIGHTHOUSE LIFE INSURANCE COMPANY F/K/A METLIFE INSURANCE COMPANY USA F/K/A METLIFE INS RA CE COMPANY OF CONNECTICUT AND AS SUCCESSOR BY MERGER TO METLIFE INVESTORS USA INSURANCE COMPANY AND METLIFE INVESTORS INSURANCE COMPANY
By:	MetLife Investment Advisors, LLC,
its Investment Manager

BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY F/K/A FIRST METLIFE INVESTORS INSURANCE COMPANY
By:	MetLife Investment Advisors, LLC,
its Investment Manager

By:	/s/ Judith A. Gulotta
Name:	Judith A. Gulotta
Title:	Managing Director

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

FIDELITY & GUARANTY LIFE INSURANCE COMPANY

By:	BLACKSTONE ISG-I ADVISORS, LLC, as Investment Manager

By:	/s/ Jeffrey Iverson
Name:	Jeffrey Iverson
Title:	Chief Compliance Officer

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

SILVER POINT CAPITAL, L.P.
as Investment Manager on behalf of its funds

By:	/s/ Brett Rodda
Name:	Brett Rodda
Title:	Authorized Signatory

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY (F/K/A ING LIFE INSURANCE AND ANNUITY COMPANY)

VOYA INSURANCE AND ANNUITY COMPANY (F/K/A ING USA ANNUITY AND LIFE INSURANCE COMPANY)

RELIASTAR LIFE INSURANCE COMPANY

By:	Voya Investment Management LLC, as Agent

By:	/s/ John D. Inwood
Name:	John D. Inwood
Title:	Vice President

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	Northwestern Mutual Investment Management Company, LLC,
its investment adviser

By:	/s/ Howard Stern
Name:	Howard Stern
Title:	Managing Director

NORTHWESTERN LONG TERM CARE INSURANCE COMPANY

By:	/s/ Howard Stern
Name:	Howard Stern
Title:	Managing Director

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

PAN-AMERICAN LIFE INSURANCE COMPANY

By:	/s/ Rodolfo J. Revuelta, CFA
Name:	Rodolfo J. Revuelta, CFA
Title:	Executive Vice President & Chief Investment Officer

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

UNITED SERVICES AUTOMOBILE ASSOCIATION

CATASTROPHE REINSURANCE COMPANY

USAA CASUALTY INSURANCE COMPANY

USAA GENERAL INDEMNITY COMPANY

GARRISON PROPERTY & CASUALTY INSURANCE COMPANY

USAA LIFE INSURANCE COMPANY

By:	/s/ James F. Jackson, Jr.
Name:	James F. Jackson, Jr.
Title:	Assistant Vice President

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Barings LLC as its Investment Advisor

By:	/s/ John B. Wheeler
Name:	John B. Wheeler
Title:	Managing Director

C.M. LIFE INSURANCE COMPANY

By:	Barings LLC as its Investment Advisor

By:	/s/ John B. Wheeler
Name:	John B. Wheeler
Title:	Managing Director

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

PHOENIX LIFE INSURANCE COMPANY

By:	/s/ Christopher M. Wilkos
Name:	Christopher M. Wilkos
Title:	Vice President

PHL VARIABLE INSURANCE COMPANY

By:	/s/ Christopher M. Wilkos
Name:	Christopher M. Wilkos
Title:	Vice President

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ David Divine
Name:	David Divine
Title:	Senior Portfolio Manager

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Jeffrey A. Fossell
Name:	Jeffrey A. Fossell
Title:	Authorized Signatory

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

LIFE INSURANCE COMPANY OF SOUTHWEST

By:	/s/ Andrew Ebersole
Name:	Andrew Ebersole
Title:	Head of Private Placements

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

CMFG LIFE INSURANCE COMPANY

CUMIS INSURANCE SOCIETY, INC.

By:	MEMBERS Capital Advisors, Inc. Acting as Investment Advisor

By:	/s/ Anne M. Funucane
Name:	Anne M. Funucane
Title:	Managing Director, Investments

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

MONARCH DEBT RECOVERY
MASTER FUND LTD
MONARCH CAPITAL MASTER
PARTNERS III LP
MONARCH CAPITAL MASTER
PARTNERS IV LP
MCP HOLDINGS MASTER LP

By:	MONARCH ALTERNATIVE CAPITAL LP, as Investment Manager

By:	/s/ Christopher Santana
Name:	Christopher Santana
Title:	Managing Principal

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

AMERICAN HOME ASSURANCE COMPANY

NEW HAMPSHIRE INSURANCE COMPANY

THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA

COMMERCE AND INDUSTRY INSURANCE COMPANY

AIG PROPERTY CASUALTY COMPANY

AMERICAN GENERAL LIFE INSURANCE COMPANY
(SBM TO WESTERN NATIONAL LIFE INSURANCE COMPANY)

AMERICAN GENERAL LIFE INSURANCE COMPANY
(SBM TO SUNAMERICA LIFE INSURANCE COMPANY)

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

AMERICAN GENERAL LIFE INSURANCE COMPANY

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	AIG Asset Management (U.S.), LLC, as investment adviser

By:	/s/ Marcy Lyons
Name:	Marcy Lyons
Title:	Managing Director

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA

By:	Conning, Inc., as Investment Manager

By:	/s/ John Petchler
Name:	John Petchler
Title:	Director

PRIMERICA LIFE INSURANCE COMPANY

By:	Conning, Inc., as Investment Manager

By:	/s/ John Petchler
Name:	John Petchler
Title:	Director

AMERICAN HEALTH AND LIFE INSURANCE COMPANY

By:	Conning, Inc., as Investment Manager

By:	/s/ John Petchler
Name:	John Petchler
Title:	Director

NATIONAL BENEFIT LIFE INSURANCE COMPANY

By:	Conning, Inc., as Investment Manager

By:	/s/ John Petchler
Name:	John Petchler
Title:	Director

TRITON INSURANCE COMPANY

By:	Conning, Inc., as Investment Manager

By:	/s/ John Petchler
Name:	John Petchler
Title:	Director

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

NATIONWIDE LIFE INSURANCE COMPANY

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Stephen M. Jordan
Name:	Stephen M. Jordan
Title	Authorized Signatory

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ Herman L. Riva
Name:	Herman L. Riva
Title:	Securities Vice President

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

ASSURITY LIFE INSURANCE COMPANY

By:	/s/ Victor Weber
Name:	Victor Weber
Title:	Senior Director - Investments

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

By:	/s/ Karl Spaeth
Name:	Karl Spaeth
Title:	Vice President

THE LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:	Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

By:	/s/ Karl Spaeth
Name:	Karl Spaeth
Title:	Vice President

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

MIDLAND NATIONAL LIFE INSURANCE COMPANY

By:	Guggenheim Partners Investment Management, LLC, as Investment Manager

By:	/s/ Kevin M. Robinson
Name:	Kevin M. Robinson
Title:	Attorney-in-Fact

HORACE MANN LIFE INSURANCE COMPANY

By:	Guggenheim Partners Investment Management, LLC, as Investment Manager

By:	/s/ Kevin M. Robinson
Name:	Kevin M. Robinson
Title:	Attorney-in-Fact

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE COMPANY

By:	Guggenheim Partners Investment Management, LLC, as Investment Manager

By:	/s/ Kevin M. Robinson
Name:	Kevin M. Robinson
Title:	Attorney-in-Fact

EQUITRUST LIFE INSURANCE COMPANY

By:	Guggenheim Partners Investment Management, LLC, as Investment Manager

By:	/s/ Kevin M. Robinson
Name:	Kevin M. Robinson
Title:	Attorney-in-Fact

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

MODERN WOODMEN OF AMERICA

By:	/s/ Douglas A. Pannier
Name:	Douglas A. Pannier
Title:	Group Head - Private Placements

By:	/s/ Christopher M. Cramer
Name:	Christopher M. Cramer
Title:	Manager - Fixed Income

[Signature page to Tenth Amendment to 2012 Note Purchase Agreement]

Annex 1

[FORM OF SERIES A-1 NOTE]

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

AMENDED AND RESTATED SENIOR NOTE, SERIES A, DUE AUGUST 31, 2018

No. [ ]	[Date]
$[_______]	PPN [ ]

FOR VALUE RECEIVED, the undersigned, CHICAGO BRIDGE & IRON COMPANY (DELAWARE) (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                                        ] DOLLARS (or so much thereof as shall not have been prepaid) on August 31, 2018, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof, payable semiannually on the 27th day of June and December in each year and on the maturity date hereof (i) at the rate of 4.15% per annum from and including December 27, 2012 to but excluding May 8, 2017, (ii) at the rate of 4.65% per annum from and including May 8, 2017 to but excluding August 9, 2017, (iii) at the rate of 7.15% per annum from and including August 9, 2017 to but excluding December 18, 2017 and (iv) thereafter, at the rate of 9.15% per annum, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Series A-1 Extension Fee, at a rate per annum from time to time equal to the greater of (x) 2% per annum above the rate of interest otherwise in effect pursuant to the foregoing clause (a) or (y) 2.0% over the rate of interest in effect at the relevant time as publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount and Series A-1 Extension Fee with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase and Guarantee Agreement referred to below; provided that no Make-Whole Amount shall be payable in respect of any period after December 27, 2017.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of December 27, 2012 (as from time to time amended, the “Note Purchase and Guarantee Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase and Guarantee Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase and Guarantee Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase and Guarantee Agreement.

Annex 1-1

This Note amends and restates and is given in substitution for, but not in satisfaction of, that certain 4.15% Senior Note Due December 27, 2017, originally issued by the Company in favor of the payee (or its predecessor as holder such Note), as amended from time to time prior to the date hereof.

This Note is a registered Note and, as provided in the Note Purchase and Guarantee Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase and Guarantee Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase and Guarantee Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

By
[Title]

Annex 1-2

Annex 2

[FORM OF SERIES A-2 NOTE]

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

AMENDED AND RESTATED SENIOR NOTE, SERIES A, DUE AUGUST 31, 2018

No. [ ]	[Date]
$[ ]	PPN [ ]

FOR VALUE RECEIVED, the undersigned, CHICAGO BRIDGE & IRON COMPANY (DELAWARE) (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                                        ] DOLLARS (or so much thereof as shall not have been prepaid) on August 31, 2018, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof, payable semiannually on the 27th day of June and December in each year and on the maturity date hereof (i) at the rate of 4.15% per annum from and including December 27, 2012 to but excluding May 8, 2017, (ii) at the rate of 4.65% per annum from and including May 8, 2017 to but excluding August 9, 2017, (iii) at the rate of 7.15% per annum from and including August 9, 2017 to but excluding December 18, 2017 and (iv) thereafter, at the rate of 9.15% per annum, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (x) 2% per annum above the rate of interest otherwise in effect pursuant to the foregoing clause (a) or (y) 2.0% over the rate of interest in effect at the relevant time as publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase and Guarantee Agreement referred to below; provided that no Make-Whole Amount shall be payable in respect of any period after December 27, 2017.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of December 27, 2012 (as from time to time amended, the “Note Purchase and Guarantee Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase and Guarantee Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase and Guarantee Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase and Guarantee Agreement.

Annex 2-1

This Note amends and restates and is given in substitution for, but not in satisfaction of, that certain 4.15% Senior Note Due December 27, 2017, originally issued by the Company in favor of the payee (or its predecessor as holder such Note), as amended from time to time prior to the date hereof.

This Note is a registered Note and, as provided in the Note Purchase and Guarantee Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase and Guarantee Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase and Guarantee Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

By
[Title]

Annex 2-2

Annex 3

[FORM OF SERIES A-2 EXTENSION FEE NOTE]

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

SENIOR NOTE, SERIES A-2 (EXTENSION FEE), DUE AUGUST 31, 2018

No. [ ]	[Date]
$[ ]	PPN [ ]

FOR VALUE RECEIVED, the undersigned, CHICAGO BRIDGE & IRON COMPANY (DELAWARE) (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                            ], or registered assigns, the principal sum of [                                             ] DOLLARS (or so much thereof as shall not have been prepaid) on the later of August 31, 2018 or the date that the Business Combination Agreement is terminated, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 9.15% per annum from the date hereof, payable semiannually on the 27th day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable and on the maturity date hereof, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance, at a rate per annum from time to time equal to the greater of (x) 2% per annum above the rate of interest otherwise in effect pursuant to the foregoing clause (a) or (y) 2.0% over the rate of interest in effect at the relevant time as publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at Bank of America, N.A or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase and Guarantee Agreement referred to below. For the avoidance of doubt, no Make-Whole Amount shall be payable in respect of this Note.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of December 27, 2012 (as from time to time amended, the “Note Purchase and Guarantee Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase and Guarantee Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase and Guarantee Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase and Guarantee Agreement.

Annex 3-1

This Note is a registered Note and, as provided in the Note Purchase and Guarantee Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase and Guarantee Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase and Guarantee Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase and Guarantee Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

By
[Title]

Annex 3-2

Annex 4

Part A – Holders who receive Series A Notes in the form of Annex 1 to this Amendment

Name	Registration Number of Existing Series A Note
Metropolitan Life Insurance Company	RA 1
MetLife Alico Life Insurance K.K.	RA 3
General American Life Insurance Company	RA 5
MetLife Investors USA Insurance Company (“Brighthouse”)	RA 4A
The Northwestern Mutual Life Insurance Company	RA 6
Ell & Co. C/O Northern Trust Company	RA 21A
C.M. Life Insurance Company	RA 15
Massachusetts Mutual Life Insurance Company	RA 14
Life Insurance Company of the Southwest	RA 16
Phoenix Life Insurance Company	RA 17
Phoenix Life Insurance Company	RA 19
PHL Variable Insurance Company	RA 18
PHL Variable Insurance Company	RA 20

Part B – Holders who receive Series A Notes in the form of Annex 2 to this Amendment

Name	Registration Number of Existing Series A Note
Fidelity & Guaranty Life Insurance Company	RA 13
Voya Retirement Insurance and Annuity Company (F/K/A ING Life Insurance and Annuity Company)	RA 7
Voya Retirement Insurance and Annuity Company (F/K/A ING Life Insurance and Annuity Company	RA 12
Voya Insurance and Annuity Company (F/K/A ING USA Annuity and Life Insurance Company)	RA 8
Voya Insurance and Annuity Company (F/K/A ING USA Annuity and Life Insurance Company)	RA 11
Voya Insurance and Annuity Company (F/K/A ING USA Annuity and Life Insurance Company)	RA 10
Reliastar Life Insurance Company	RA 9

Annex 4-1

Annex 5

SECTION 17. GERMAN GUARANTEE LIMITATIONS.

(a)	To the extent that the guarantee created under this Guarantee Agreement or any other obligation which qualifies as a “payment” (Zahlung) within the meaning of Sections 30, 31 of the German Limited Liabilities Company Act (GmbHG) (the “GmbH-Act”) (the “Guarantee”) is granted or incurred by a Guarantor incorporated in Germany as a limited liability company (GmbH) (each a “German Guarantor” and collectively, “German Guarantors”), currently CB&I Lummus GmbH and CB&I Novolen Technology GmbH, and the Guarantee of the German Guarantor guarantees amounts which are owed by any current or future direct or indirect shareholders of the German Guarantor or Subsidiaries of such shareholders (with the exception of Subsidiaries which are also Subsidiaries of the German Guarantor), the Guarantee of the German Guarantor shall be subject to certain limitations as set out in the following paragraphs of this clause. In relation to any other amounts guaranteed, the Guarantee of the German Guarantor remains unlimited.

(b)	Subject to paragraphs (e) and (f) below, the holders agree that the enforcement of the Guarantee shall be limited in relation to any German Guarantor, provided that the German Guarantor is able to demonstrate as determined pursuant to the procedures set forth in paragraph (e) below that by enforcing the Guarantee (i) its (or, if a parent entity is a German Guarantor, such parent entity’s) net assets (determined in accordance with the provisions of the German Commercial Code (HGB) (“HGB”)) (such net assets of any German Guarantor or its parent entity, the “Net Assets”) would be caused to fall below its registered share capital (Stammkapital) or (ii) if the Net Assets were already lower than its registered share capital, such enforcement would cause such amount to be further reduced (Vertiefung der Unterbilanz) if and to the extent such limitation is necessary to avoid a violation of Section 30 or 31 GmbH-Act (“Limitation on Enforcement” or “Limitation Event”).

(c)	Paragraph (b) above shall not apply with respect to (i) loans or other financial accommodation made available to, or bank guarantees issued for the benefit of creditors of, such German Guarantor or a Subsidiary of such German Guarantor by a holder under the Note Agreement and (ii) amounts due and payable under the Guarantee which relate to funds made available under the Note Agreement which have been on-lent to that German Guarantor or any of its Subsidiaries, in each case to the extent that any such on-lending is outstanding at the time of the enforcement of the Guarantee. For the avoidance of doubt, nothing in this paragraph (c) shall have the effect that such on-lent amounts may be enforced multiple times (no double dip).

(d)	For the purposes of the calculation of Net Assets pursuant to paragraph (b) above, the following balance sheet items shall be adjusted as follows:

(i)	The amount of any increase of the stated share capital (Stammkapital) of the German Guarantor registered after the date of this Guarantee Agreement without the prior written consent of the holders shall be deducted from the relevant stated share capital;

Annex 5-1

(ii)	loans and other liabilities incurred in violation of the provisions of the Note Agreement shall be disregarded. The cash pool agreement facilitated by Bank Mendes Gans to which the German Guarantors are parties does not violate any loan provisions; and

(iii)	the amount of non-distributable assets according to paragraph 8 of Section 268 HGB shall not be included in the calculation of Net Assets.

(e)	The Limitation on Enforcement shall only apply if and to the extent that:

(i)	if following notification by the Required Holders of claims raised under the Guarantee, the German Guarantor provides evidence reasonably satisfactory to the Required Holders, including in particular un-audited interim financial statements, within fifteen (15) Business Days (the “Management Determination”) stating:

(A)	the extent to which the enforcement of an unlimited Guarantee would cause the Net Assets of such German Guarantor to fall below its stated share capital or, if the Net Assets were already less than its stated share capital (Stammkapital), would cause such amount to be further reduced (in each case taking into account the adjustments set out in paragraph (d) above) and thereby lead to a violation of the capital maintenance requirement as set out in Sections 30, 31 GmbH-Act;

(B)	up to which amount the enforcement of the Guarantee would comply with the capital requirements as set out in Section 30, 31 GmbH-Act (the “Guarantee Enforcement Amount”); and

(C)	where the Guarantee is proposed to be enforced against a German Guarantor that is a subsidiary of another German Guarantor, the extent to which the unlimited enforcement of the Guarantee against the subsidiary German Guarantor would cause a Limitation Event with respect to the parent German Guarantor.

(ii)	If the Required Holders have contested the Management Determination (which they may do within fifteen (15) Business Days of their receipt of the Management Determination) by claiming that (a) no Limitation Event is to apply or (b) the Guarantee Enforcement Amount could be higher without breaching the capital maintenance requirement as set out in Sections 30, 31 of the GmbH-Act, the German Guarantor shall have forty-five (45) Business Days from the date the Required Holders have contested the Management Determination to provide to the holders an expert opinion (the “Expert’s Determination”) by one or more legal and/or audit experts appointed by the German Guarantor (at its own cost and expense), confirming the amount up to which the enforcement of the Guarantee would comply with the capital maintenance requirements pursuant to Sections 30, 31 GmbH-Act (in each case taking into account the adjustments set out in paragraph (d) above).

Annex 5-2

(f)	If the Required Holders disagree with the Expert’s Determination, the holders shall nevertheless be entitled to enforce the Guarantee up to the amount which is undisputed between themselves and the German Guarantor. In relation to the amount which is disputed, the amounts determined in the Expert’s Determination shall be (except for manifest error) binding for the German Guarantor and the holders.

(g)	If the German Guarantor claims that the enforcement of the Guarantee would lead to the occurrence of a Limitation Event, then the German Guarantor shall – to the extent lawful and commercially justifiable – realise at market value any and all of its assets that are shown in its balance sheet with a book value (Buchwert) which is (in the opinion of the Required Holders) significantly lower than their market value and to the extent that such assets are not necessary for the German Guarantor’s business (nicht betriebsnotwendig), to the extent necessary to satisfy the amounts demanded under the Guarantee.

(h)	The Limitation on Enforcement does not affect the right of the holders to claim again any outstanding amount at a later point in time, subject always to the operation of the limitation set out above at the time of such enforcement.

(i)	This Section 17 (German guarantee limitations) shall apply mutatis mutandis (i) if the Guarantee is granted by a Guarantor incorporated in Germany as a limited liability partnership (GmbH & Co. KG) in relation to the limited liability company as general partner (Komplementär) of such Guarantor and (ii) to any limited liability company incorporated (or limited partnership with a limited liability company established) in a jurisdiction other than Germany whose centre of main interest (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings) is in Germany.

(j)	In addition to the limitations on the enforcement of the Guarantee, it is hereby agreed that the German Guarantor shall have a defence against any claim, enforcement, or other request for performance or requirement to perform, whether such requirement is based on statute, contract or otherwise, to the extent such claim, enforcement or other performance would result in personal liability for the German Guarantor’s managing director(s) under then applicable law and any claims arising under the Guarantee shall be limited to the extent of such defence, such that such personal liability would not be incurred. Nothing herein shall nor shall be deemed to prevent the holders from asserting, in a court of law or otherwise, that the claim, enforcement or other request for performance would not cause the German Guarantor’s managing director(s) to incur any liability, nor shall it prevent the German Guarantor from asserting, in a court of law or otherwise, to the contrary.

Annex 5-3

(k)	Should new legislation or jurisprudence of a higher regional court (Oberlandesgericht) or the Federal Court of Justice (Bundesgerichtshof) – including, without limitation, based on proceedings initiated by the German Guarantor and/or its managing directors (Geschäftsführer) or the Required Holders – being published, entered into and/or come into force after the date of Amendment No. 10 and should such law or court ruling lead to a different legal and/or factual assessment:

(i)	of the granting of the Guarantee by the German Guarantor, the holders shall, upon the German Guarantor’s managing directors’ (Geschäftsführer) request, enter into good faith negotiations on possible amendments to this Section 17 (German guarantee limitations) to the extent necessary to avoid the managing directors’ (Geschäftsführer) personal liability resulting from the granting of the Guarantee (taking into account the initial intention of the limitations set out in this Section 17 (German guarantee limitations) and, including but not limited to, amending reference points for the assessment whether or not a violation of §§ 30, 31 GmbHG has occurred); or

(ii)	of the enforcement of the Guarantee so that the limitations in this Section 17 (German guarantee limitations) are, are not, or are only partially, required to protect the managing directors (Geschäftsführer) of the German Guarantor from the risk of personal liability arising from the enforcement of the Guarantee, the German Guarantor shall, upon the Required Holders’ request, enter into good faith negotiations on possible amendments to this Section 17 (German guarantee limitations) to the extent such provisions are, are not, or are only partially, required anymore to protect the managing directors (Geschäftsführer) of the German Guarantor from the risk of personal liability arising from the enforcement of the Guarantee.

(l)	Notwithstanding anything to the contrary in this Guarantee Agreement, this Section 17 (German guarantee limitations) and any rights or obligations arising out of it shall be governed by, and construed in accordance with, German law.

Annex 5-4

Annex 6

Continuing Bilateral LOC Credit Facilities

Issuing Bank	Amount of Bilateral LOC Credit Facility[1]
Lloyds Bank plc	$200,000,000
Riyad Bank	$112,000,000
Mashreq	$35,000,000
Samba Financial Group	$20,000,000
Europe Arab Bank plc	$4,000,000

[1]	Amounts expressed in U.S. dollars but may be the equivalent amount in another currency.